Exhibit 99.b

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Millions)

(Unaudited)

	February 1, 2003	May 3, 2003	August 2, 2003	November 1, 2003	January 31, 2004	May 1, 2004	July 31, 2004

ASSETS
Cash and cash equivalents	$750	$444	$421	$487	$708	$614	$1,735
Accounts receivable, net	4,281	4,157	4,289	4,293	4,621	4,340	4,365
Inventory	3,952	4,042	4,095	5,214	4,531	4,473	4,914
Other	740	1,213	1,148	1,042	976	865	960
Current assets of discontinued operations	2,212	2,136	2,020	2,248	2,092	2,083	1,064
Total current assets	11,935	11,992	11,973	13,284	12,928	12,375	13,038

Property and equipment, net	13,541	13,918	14,444	14,822	15,153	15,507	15,980
Other	1,233	1,391	1,331	1,392	1,377	1,331	1,319
Noncurrent assets of discontinued operations	1,894	1,871	1,886	1,926	1,934	1,910	958
Total assets	$28,603	$29,172	$29,634	$31,424	$31,392	$31,123	$31,295

LIABILITIES AND SHAREHOLDERS’ INVESTMENT
Accounts payable	$4,235	$3,828	$3,957	$4,631	$4,956	$4,355	$4,740
Current portion of long-term debt and notes payable	972	709	763	863	863	1,359	606
Other	1,503	1,369	1,410	2,086	1,670	1,614	2,089
Current liabilities of discontinued operations	813	895	831	1,016	825	907	517
Total current liabilities	7,523	6,801	6,961	8,596	8,314	8,235	7,952

Long-term debt	10,118	11,052	11,024	10,940	10,155	9,529	9,057
Other	1,262	1,302	1,349	1,373	1,592	1,639	1,798
Noncurrent liabilities of discontinued operations	257	257	256	250	266	257	122
Shareholders’ investment	9,443	9,760	10,044	10,265	11,065	11,463	12,366
Total liabilities and shareholders’ investment	$28,603	$29,172	$29,634	$31,424	$31,392	$31,123	$31,295

Common shares outstanding	909.8	910.8	910.9	911.5	911.8	913.4	903.3